Export-Import Bank of the United States

Working Capital Guarantee Program

Borrower Agreement

THIS BORROWER AGREEMENT (this "Agreement") is made and entered into by the entity identified as Borrower on the signature page hereof ("Borrower") in favor of the Export-Import Bank of the United States ("Ex-Im Bank") and the institution identified as Lender on the signature page hereof ("Lender").

RECITALS

Borrower has requested that Lender establish an Export-Import Bank factoring facility (the "Loan Facility") in favor of Borrower for the purposes of providing Borrower with pre-export working capital to finance the manufacture, production or purchase and subsequent export sale of Items.

It is a condition to the establishment of such Loan Facility that Ex-Im Bank guarantee the payment of ninety percent (90%) of certain credit accommodations subject to the terms and conditions of a Master Guarantee Agreement, the Loan Authorization Agreement, and to the extent applicable, the Delegated Authority Letter Agreement.

Borrower is executing this Agreement for the benefit of Lender and Ex-Im Bank in consideration for and as a condition to Lender's establishing the Loan Facility and Ex-Im Bank's agreement to guarantee such Loan Facility pursuant to the Master Guarantee Agreement.

NOW, THEREFORE, Borrower hereby agrees as follows:

    DEFINITIONS.
      Definition of Terms. As used in this Agreement, including the Recitals to this Agreement and the Loan Authorization Agreement, the following terms shall have the following meanings:

      "Accounts Receivable" shall mean all of Borrower's now owned or hereafter acquired (a) "accounts" (as such term is defined in the UCC), other receivables, book debts and other forms of obligations, whether arising out of goods sold or services rendered or from any other transaction; (b) rights in, to and under all purchase orders or receipts for goods or services; (c) rights to any goods represented or purported to be represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); (d) moneys due or to become due to such Borrower under all purchase orders and contracts for the sale of goods or the performance of services or both by Borrower (whether or not yet earned by performance on the part of Borrower), including the proceeds of the foregoing; (e) any notes, drafts, letters of credit, insurance proceeds or other instruments, documents and writings evidencing or supporting the foregoing; and (f) all collateral security and guarantees of any kind given by any other Person with respect to any of the foregoing.

      "Advance Rate" shall mean the rate specified in Section 5(c) of the Loan Authorization Agreement for each category of Collateral.

      "Business Day" shall mean any day on which the Federal Reserve Bank of New York is open for business.

      "Buyer" shall mean a Person that has entered into one or more Export Orders with Borrower.

      "Collateral" shall mean all property and interest in property in or upon which Lender has been granted a Lien as security for the payment of all the Loan Facility Obligations including the Collateral identified in Section 6 of the Loan Authorization Agreement and all products and proceeds (cash and non- cash) thereof.

      "Country Limitation Schedule" shall mean the schedule published from time to time by Ex-Im Bank and provided to Borrower by Lender which sets forth on a country by country basis whether and under what conditions Ex-Im Bank will provide coverage for the financing of export transactions to countries listed therein.

      "Credit Accommodation Amount" shall mean the aggregate outstanding amount of Disbursements.

      "Credit Accommodations" shall mean Disbursements.

      "Debarment Regulations" shall mean, collectively, (a) the Governmentwide Debarment and Suspension (Nonprocurement) regulations (Common Rule), 53 Fed. Reg. 19204 (May 26, 1988), (b) Subpart 9.4 (Debarment, Suspension, and Ineligibility) of the Federal Acquisition Regulations, 48 C.F.R. 9.400-9.409 and (c) the revised Governmentwide Debarment and Suspension (Nonprocurement) regulations (Common Rule), 60 Fed. Reg. 33037 (June 26, 1995).

      "Delegated Authority Letter Agreement" shall mean the Delegated Authority Letter Agreement, if any, between Ex-Im Bank and Lender.

      "Disbursement" shall mean an advance of a working capital loan from Lender to Borrower under the Loan Facility.

      "Dollars" or "$" shall mean the lawful currency of the United States.

      "Effective Date" shall mean the date on which (a) the Loan Documents are executed by Lender and Borrower or the date, if later, on which agreements are executed by Lender and Borrower adding the Loan Facility to an existing working capital loan arrangement between Lender and Borrower and (b) all of the conditions to the making of the initial Credit Accommodations under the Loan Documents or any amendments thereto have been satisfied.

      "Eligible Export-Related Accounts Receivable" shall mean an Export- Related Account Receivable which is acceptable to Lender and which is deemed to be eligible pursuant to the Loan Documents, but in no event shall Eligible Export-Related Accounts Receivable include any Account Receivable:

        that does not arise from the sale of Items in the ordinary course of Borrower's business;
        that is not subject to a valid, perfected first priority Lien in favor of Lender;
        as to which any covenant, representation or warranty contained in the Loan Documents with respect to such Account Receivable has been breached;
        that is not owned by Borrower or is subject to any right, claim or interest of another Person other than the Lien in favor of Lender or liens otherwise permitted by Lender;
        with respect to which an invoice has not been sent;
        that arises from the sale of defense articles or defense services;
        that is due and payable from a Buyer located in a country with which Ex-Im Bank is prohibited from doing business as designated in the Country Limitation Schedule;
        that does not comply with the requirements of the Country Limitation Schedule;
        that is due and payable more than one hundred eighty (180) days from the date of the invoice;
        that is not paid within sixty (60) calendar days from its original due date, unless it is insured through Ex-Im Bank export credit insurance for comprehensive commercial and political risk, or through Ex-Im Bank approved private insurers for comparable coverage, in which case it is not paid within ninety (90) calendar days from its due date;
        that arises from a sale of goods to or performance of services for an employee of Borrower, a subsidiary of Borrower, a Person with a controlling interest in Borrower or a Person which shares common controlling ownership with Borrower;
        that is backed by a letter of credit unless the Items covered by the subject letter of credit have been shipped;
        that Lender or Ex-Im Bank, in its reasonable judgment, deems uncollectible for any reason;
        that is due and payable in a currency other than Dollars, except as may be approved in writing by Ex-Im Bank;
        that is due and payable from a military Buyer, except as may be approved in writing by Ex-Im Bank;
        that does not comply with the terms of sale set forth in Section 7 of the Loan Authorization Agreement;
        that is due and payable from a Buyer who (i) applies for, suffers, or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or calls a meeting of its creditors, (ii) admits in writing its inability, or is generally unable, to pay its debts as they become due or ceases operations of its present business, (iii) makes a general assignment for the benefit of creditors, (iv) commences a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) is adjudicated as bankrupt or insolvent, (vi) files a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesces to, or fails to have dismissed within sixty (60) days, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) takes any action for the purpose of effecting any of the foregoing;
        that arises from a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;
        for which the Items giving rise to such Account Receivable have not been shipped and delivered to and accepted by the Buyer or the services giving rise to such Account Receivable have not been performed by Borrower and accepted by the Buyer or the Account Receivable otherwise does not represent a final sale;
        that is subject to any offset, deduction, defense, dispute, or counterclaim or the Buyer is also a creditor or supplier of Borrower or the Account Receivable is contingent in any respect or for any reason;
        for which Borrower has made any agreement with the Buyer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto; or
        for which any of the Items giving rise to such Account Receivable have been returned, rejected or repossessed.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder.

      "Export-Import Bank Factoring Agreement" shall mean a valid and enforceable agreement between Lender and Borrower setting forth the terms and conditions of the Loan Facility.

      "Export Order" shall mean a written export order or contract for the purchase by the Buyer from Borrower of any of the Items.

      "Export-Related Accounts Receivable" shall mean those Accounts Receivable arising from the sale of Items which are due and payable to Borrower in the United States.

      "Export-Related Accounts Receivable Value" shall mean, at the date of determination thereof, the aggregate face amount of Eligible Export-Related Accounts Receivable less taxes, discounts, credits, allowances and Retainages, except to the extent otherwise permitted by Ex-Im Bank in writing.

      "Export-Related Borrowing Base" shall mean, at the date of determination thereof, the sum of (a)  the Export-Related Accounts Receivable Value multiplied by the Advance Rate applicable to Export-Related Accounts Receivable set forth in Section 5(C)(2) of the Loan Authorization Agreement, and (b) if permitted by Ex-Im Bank in writing, the Retainage Value multiplied by the Retainage Advance Rate set forth in Section 5(C)(3) of the Loan Authorization Agreement.

      "Export-Related Borrowing Base Certificate" shall mean a certificate in the form provided or approved by Lender, executed by Borrower and delivered to Lender pursuant to the Loan Documents detailing the Export-Related Borrowing Base supporting the Credit Accommodations which reflects, to the extent included in the Export-Related Borrowing Base, Export-Related Accounts Receivable, Eligible Export-Related Accounts Receivable balances that have been reconciled with Borrower's general ledger and Accounts Receivable aging report.

      "Final Disbursement Date" shall mean, unless subject to an extension of such date agreed to by Ex-Im Bank, the last date on which Lender may make a Disbursement set forth in Section 10 of the Loan Authorization Agreement or, if such date is not a Business Day, the next succeeding Business Day.

      "GAAP" shall mean the generally accepted accounting principles issued by the American Institute of Certified Public Accountants as in effect from time to time.

      "General Intangibles" shall mean all intellectual property and other "general intangibles" (as such term is defined in the UCC) necessary or desirable to or for the disposition of Inventory.

      "Guarantor" shall mean each Person, if any, identified in Section 3 of the Loan Authorization Agreement who shall guarantee (jointly and severally if more than one) the payment and performance of all or a portion of the Loan Facility Obligations.

      "Guaranty Agreement" shall mean a valid and enforceable agreement of guaranty executed by each Guarantor in favor of Lender.

      "Inventory" shall mean all "inventory" (as such term is defined in the UCC), now or hereafter owned or acquired by Borrower, wherever located, including all inventory, merchandise, goods and other personal property which are held by or on behalf of Borrower for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in Borrower's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

      "ISP" shall mean the International Standby Practices-ISP98, International Chamber of Commerce Publication No. 590 and any amendments and revisions thereof.

      "Items" shall mean the finished goods or services which are intended for export from the United States, as specified in Section 4(a) of the Loan Authorization Agreement.

      "Lien" shall mean any mortgage, security deed or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction) by which property is encumbered or otherwise charged.

      "Loan Authorization Agreement" shall mean the Loan Authorization Agreement entered into between Lender and Ex-Im Bank or the Loan Authorization Notice setting forth certain terms and conditions of the Loan Facility, a copy of which is attached hereto as Annex A.

      "Loan Authorization Notice" shall mean the Loan Authorization Notice executed by Lender and delivered to Ex-Im Bank in accordance with the Delegated Authority Letter Agreement setting forth the terms and conditions of each Loan Facility.

      "Loan Documents" shall mean the Loan Authorization Agreement, the Export-Import Bank Factoring Agreement, this Agreement, each promissory note (if applicable), each Guaranty Agreement, and all other instruments, agreements and documents now or hereafter executed by Borrower or any Guarantor evidencing, securing, guaranteeing or otherwise relating to the Loan Facility or any Credit Accommodations made thereunder.

      "Loan Facility" shall mean the Revolving Loan Facility, the Transaction Specific Loan Facility or the Transaction Specific Revolving Loan Facility established by Lender in favor of Borrower under the Loan Documents.

      "Loan Facility Obligations" shall mean all loans, advances, debts, expenses, fees, liabilities, and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by Borrower to Lender, of any kind or nature, present or future, arising in connection with the Loan Facility.

      "Loan Facility Term" shall mean the number of months from the Effective Date to the Final Disbursement Date as originally set forth in the Loan Authorization Agreement.

      "Master Guarantee Agreement" shall mean the Master Guarantee Agreement between Ex-Im Bank and Lender, as amended, modified, supplemented and restated from time to time.

      "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of Borrower or any Guarantor, (b) Borrower's ability to pay or perform the Loan Facility Obligations in accordance with the terms thereof, (c) the Collateral or Lender's Liens on the Collateral or the priority of such Lien or (d) Lender's rights and remedies under the Loan Documents.

      "Maximum Amount" shall mean the maximum principal balance of Credit Accommodations that may be outstanding at any time under the Loan Facility specified in Section 5(a) of the Loan Authorization Agreement.

      "Other Assets" shall mean the Collateral, if any, described in Section 5(C)(4) of the Loan Authorization Agreement.

      "Other Assets Value" shall mean, at the date of determination thereof, the value of the Other Assets as determined in accordance with GAAP.

      "Permitted Liens" shall mean (a) Liens for taxes, assessments or other governmental charges or levies not delinquent, or, being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Borrower; provided, that, the Lien shall have no effect on the priority of the Liens in favor of Lender or the value of the assets in which Lender has such a Lien and a stay of enforcement of any such Lien shall be in effect; (b) deposits or pledges securing obligations under worker's compensation, unemployment insurance, social security or public liability laws or similar legislation; (c) deposits or pledges securing bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of Borrower's business; (d) judgment Liens that have been stayed or bonded; (e) mechanics', workers', materialmen's or other like Liens arising in the ordinary course of Borrower's business with respect to obligations which are not due; (f) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided, that, any such Lien shall not encumber any other property of Borrower; (g) security interests being terminated concurrently with the execution of the Loan Documents; (h) Liens in favor of Lender securing the Loan Facility Obligations; and (i) Liens disclosed in Section 6(d) of the Loan Authorization Agreement and the Schedule of Liens as defined in the Export-Import Bank Factoring Agreement.

      "Person" shall mean any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether national, federal, provincial, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person's successors and assigns.

      "Principals" shall mean any officer, director, owner, partner, key employee, or other Person with primary management or supervisory responsibilities with respect to Borrower or any other Person (whether or not an employee) who has critical influence on or substantive control over the transactions covered by this Agreement.

      "Retainage" shall mean that portion of the purchase price of an Export Order that a Buyer is not obligated to pay until the end of a specified period of time following the satisfactory performance under such Export Order.

      "Retainage Accounts Receivable" shall mean those portions of Eligible Export-Related Accounts Receivable arising out of a Retainage.

      "Retainage Advance Rate" shall mean the percentage rate specified in Section 5(C)(3) of the Loan Authorization Agreement as the Advance Rate for the Retainage Accounts Receivable of Borrower.

      "Retainage Value" shall mean, at the date of determination thereof, the aggregate face amount of Retainage Accounts Receivable, less taxes, discounts, credits and allowances, except to the extent otherwise permitted by Ex-Im Bank in writing.

      "Revolving Loan Facility" shall mean the credit facility or portion thereof established by Lender in favor of Borrower for the purpose of providing pre-export working capital in the form of loans and/or Letters of Credit to finance the manufacture, production or purchase and subsequent export sale of Items pursuant to Loan Documents under which Credit Accommodations may be made and repaid on a continuous basis based solely on the Export-Related Borrowing Base during the term of such credit facility.

      "Special Conditions" shall mean those conditions, if any, set forth in Section 13 of the Loan Authorization Agreement.

      "Specific Export Orders" shall mean those Export Orders specified in Section 5(d) of the Loan Authorization Agreement.

      "Transaction Specific Loan Facility" shall mean a credit facility or a portion thereof established by Lender in favor of Borrower for the purpose of providing pre-export working capital in the form of loans and/or Letters of Credit to finance the manufacture, production or purchase and subsequent export sale of Items pursuant to Loan Documents under which Credit Accommodations are made based solely on the Export-Related Borrowing Base relating to Specific Export Orders and once such Credit Accommodations are repaid they may not be reborrowed.

      "Transaction Specific Revolving Loan Facility" shall mean a Revolving Credit Facility established to provide financing of Specific Export Orders.

      "UCC" shall mean the Uniform Commercial Code as the same may be in effect from time to time in the jurisdiction in which Borrower or Collateral is located.

      "UCP" shall mean the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 and any amendments and revisions thereof.

      "U.S." or "United States" shall mean the United States of America and its territorial possessions.

      "U.S. Content" shall mean with respect to any Item all the labor, materials and services which are of U.S. origin or manufacture, and which are incorporated into an Item in the United States.

      "Warranty" shall mean Borrower's guarantee to Buyer that the Items will function as intended during the warranty period set forth in the applicable Export Order.

      Rules of Construction. For purposes of this Agreement, the following additional rules of construction shall apply, unless specifically indicated to the contrary: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter; (b) the term "or" is not exclusive; (c) the term "including" (or any form thereof) shall not be limiting or exclusive; (d) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; (e) the words "this Agreement", "herein", "hereof", "hereunder" or other words of similar import refer to this Agreement as a whole including the schedules, exhibits, and annexes hereto as the same may be amended, modified or supplemented; (f) all references in this Agreement to sections, schedules, exhibits, and annexes shall refer to the corresponding sections, schedules, exhibits, and annexes of or to this Agreement; and (g) all references to any instruments or agreements, including references to any of the Loan Documents, or the Delegated Authority Letter Agreement shall include any and all modifications, amendments and supplements thereto and any and all extensions or renewals thereof to the extent permitted under this Agreement.
      Incorporation of Recitals. The Recitals to this Agreement are incorporated into and shall constitute a part of this Agreement.
    OBLIGATIONS OF BORROWER. Until payment in full of all Loan Facility Obligations and termination of the Loan Documents, Borrower agrees as follows:
      Use of Credit Accommodations.
        Borrower shall use Credit Accommodations only for the purpose of enabling Borrower to finance the cost of manufacturing, producing, purchasing or selling the Items. Borrower may not use any of the Credit Accommodations for the purpose of: (i) servicing or repaying any of Borrower's pre-existing or future indebtedness unrelated to the Loan Facility (unless approved by Ex-Im Bank in writing); (ii) acquiring fixed assets or capital goods for use in Borrower's business; (iii) acquiring, equipping or renting commercial space outside of the United States; (iv) paying the salaries of non U.S. citizens or non-U.S. permanent residents who are located in offices outside of the United States; or (v) in connection with a Retainage or Warranty (unless approved by Ex-Im Bank in writing).
        In addition, no Credit Accommodation may be used to finance the manufacture, purchase or sale of any of the following:
          Items to be sold or resold to a Buyer located in a country as to which Ex-Im Bank is prohibited from doing business as designated in the Country Limitation Schedule;
          that part of the cost of the Items which is not U.S. Content unless such part is not greater than fifty percent (50%) of the cost of the Items and is incorporated into the Items in the United States;
          defense articles or defense services; or
          without Ex-Im Bank's prior written consent, any Items to be used in the construction, alteration, operation or maintenance of nuclear power, enrichment, reprocessing, research or heavy water production facilities.
      Loan Documents and Loan Authorization Agreement.
        Each Loan Document and this Agreement has been duly executed and delivered on behalf of Borrower, and each such Loan Document and this Agreement is a legal and valid obligation of Borrower, enforceable against it in accordance with its terms.
        Borrower shall comply with all of the terms and conditions of the Loan Documents, this Agreement and the Loan Authorization Agreement.
      Export-Related Borrowing Base Certificates and Export Orders. In order to receive Credit Accommodations under the Loan Facility, Borrower shall have delivered to Lender an Export-Related Borrowing Base Certificate as frequently as required by Lender but at least within the past thirty (30) calendar days and a copy of the Export Order(s) (or, for Revolving Loan Facilities, if permitted by Lender, a written summary of the Export Orders) against which Borrower is requesting Credit Accommodations. If Lender permits summaries of Export Orders, Borrower shall also deliver promptly to Lender copies of any Export Orders requested by Lender. In addition, so long as there are any Credit Accommodations outstanding under the Loan Facility, Borrower shall deliver to Lender at least once each month no later than the twentieth (20th) day of such month or more frequently as required by the Loan Documents, an Export-Related Borrowing Base Certificate.
      Exclusions from the Export-Related Borrowing Base. In determining the Export-Related Borrowing Base, Borrower shall exclude therefrom Accounts Receivable which are not Eligible Export-Related Accounts Receivable. Borrower shall promptly, but in any event within five (5) Business Days, notify Lender of any event or circumstance which to Borrower's knowledge would cause Lender to reasonably consider any then existing Export-Related Accounts Receivable as no longer constituting an Eligible Export-Related Accounts Receivable.
      Financial Statements. Borrower shall deliver to Lender the financial statements required to be delivered by Borrower in accordance with Section 11 of the Loan Authorization Agreement.
      Schedules, Reports and Other Statements. Borrower shall submit to Lender in writing each month an Accounts Receivable aging report for the preceding month detailing the terms of the amounts due from each Buyer. Borrower shall also furnish to Lender promptly upon request such information, reports, contracts, invoices and other data concerning the Collateral as Lender may from time to time specify.
      Additional Security or Payment. Borrower shall at all times ensure that the Export-Related Borrowing Base equals or exceeds the Credit Accommodation Amount. If informed by Lender or if Borrower otherwise has actual knowledge that the Export-Related Borrowing Base is at any time less than the Credit Accommodation Amount, Borrower shall, within five (5) Business Days, either (i) furnish additional Collateral to Lender, in form and amount satisfactory to Lender and Ex-Im Bank or (ii) pay to Lender an amount equal to the difference between the Credit Accommodation Amount and the Export-Related Borrowing Base.
      Continued Security Interest. Borrower shall not change (a) its name or identity in any manner, (b) the location of its principal place of business, (c) the location of any of the Collateral (other than transfers to customers in the ordinary course of business) or (d) the location of any of the books or records related to the Collateral, in each instance without giving thirty (30) days prior written notice thereof to Lender and taking all actions deemed necessary or appropriate by Lender to continuously protect and perfect Lender's Liens upon the Collateral.
      Inspection of Collateral. Borrower shall permit the representatives of Lender and Ex-Im Bank to make at any time upon reasonable notice and during normal business hours inspections of the Collateral and of Borrower's facilities, activities, and books and records, and shall cause its officers and employees to give full cooperation and assistance in connection therewith.
      General Intangibles. Borrower represents and warrants that it owns, or is licensed to use, all General Intangibles necessary to conduct its business as currently conducted except where the failure of Borrower to own or license such General Intangibles could not reasonably be expected to have a Material Adverse Effect.
      Notice of Certain Events. Borrower shall promptly, but in any event within five (5) Business Days, notify Lender in writing of the occurrence of any of the following:
        Borrower or any Guarantor (i) applies for, consents to or suffers the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property or calls a meeting of its creditors, (ii) admits in writing its inability, or is generally unable, to pay its debts as they become due or ceases operations of its present business, (iii) makes a general assignment for the benefit of creditors, (iv) commences a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) is adjudicated as bankrupt or insolvent, (vi) files a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesces to, or fails to have dismissed within sixty (60) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) takes any action for the purpose of effecting any of the foregoing;
        any Lien in any of the Collateral, granted or intended by the Loan Documents to be granted to Lender, ceases to be a valid, enforceable, perfected, first priority Lien (or a lesser priority if expressly permitted pursuant to Section 6 of the Loan Authorization Agreement) subject only to Permitted Liens;
        the issuance of any levy, assessment, attachment, seizure or Lien, other than a Permitted Lien, against any of the Collateral which is not stayed or lifted within thirty (30) calendar days;
        any proceeding is commenced by or against Borrower or any Guarantor for the liquidation of its assets or dissolution;
        any litigation is filed against Borrower or any Guarantor which has had or could reasonably be expected to have a Material Adverse Effect and such litigation is not withdrawn or dismissed within sixy (60) calendar days of the filing thereof;
        any default or event of default under the Loan Documents;
        any failure to comply with any material terms of the Loan Authorization Agreement;
        any material provision of any Loan Document or this Agreement for any reason ceases to be valid, binding and enforceable in accordance with its terms;
        any event which has had or could reasonably be expected to have a Material Adverse Effect; or
        the Credit Accommodation Amount exceeds the applicable Export-Related Borrowing Base.
      Insurance. Borrower will at all times carry property, liability and other insurance, with insurers acceptable to Lender, in such form and amounts, and with such deductibles and other provisions, as Lender shall require, and Borrower will provide evidence of such insurance to Lender, so that Lender is satisfied that such insurance is, at all times, in full force and effect provided that Lender agrees that the insurance evidenced by the certificate attached to the Export-Import Bank Factoring Agreement is acceptable. Each property insurance policy shall name Lender as loss payee and shall contain a lender's loss payable endorsement in form acceptable to Lender and each liability insurance policy shall name Lender as an additional insured. All policies of insurance shall provide that they may not be cancelled or changed without at least ten (10) days' prior written notice to Lender (or such shorter notice as shall be required by the insurer) and shall otherwise be in form and substance satisfactory to Lender. Borrower will promptly deliver to Lender copies of all reports made to insurance companies.
      Taxes. Borrower has timely filed all tax returns and reports required by applicable law, has timely paid all applicable taxes, assessments, deposits and contributions owing by Borrower and will timely pay all such items in the future as they became due and payable. Borrower may, however, defer payment of any contested taxes; provided, that Borrower (a) in good faith contests Borrower's obligation to pay such taxes by appropriate proceedings promptly and diligently instituted and conducted; (b) notifies Lender in writing of the commencement of, and any material development in, the proceedings; (c) posts bonds or takes any other steps required to keep the contested taxes from becoming a Lien upon any of the Collateral; and (d) maintains adequate reserves therefor in conformity with GAAP.
      Compliance with Laws. Borrower represents and warrants that it has complied in all material respects with all provisions of all applicable laws and regulations, including those relating to Borrower's ownership of real or personal property, the conduct and licensing of Borrower's business, the payment and withholding of taxes, ERISA and other employee matters, safety and environmental matters except where non-compliance would not have a Material Adverse Effect on Borrower.
      Negative Covenants. Without the prior written consent of Ex-Im Bank and Lender, Borrower shall not (a) merge, consolidate or otherwise combine with any other Person; (b) acquire all or substantially all of the assets or capital stock of any other Person; (c) sell, lease, transfer, convey, assign or otherwise dispose of any of the Collateral, except for the sale of Inventory in the ordinary course of business and the disposition of obsolete equipment in the ordinary course of business; (d) create any Lien on the Collateral except for Permitted Liens (including purchase money liens on equipment financed by third parties and the refinancing of such equipment); (e) make any material changes in its organizational structure or identity; or (f) enter into any agreement to do any of the foregoing.
      Reborrowings and Repayment Terms.
        If the Loan Facility is a Revolving Loan Facility, provided that Borrower is not in default under any of the Loan Documents, Borrower may borrow, repay and reborrow amounts under the Loan Facility until the close of business on the Final Disbursement Date. Unless the Revolving Loan Facility is renewed or extended by Lender with the consent of Ex-Im Bank, Borrower shall pay in full the outstanding Loan Facility Obligations and all accrued and unpaid interest thereon no later than the first Business Day after the Final Disbursement Date.
        If the Loan Facility is a Transaction Specific Loan Facility, Borrower shall, within two (2) Business Days of the receipt thereof, pay to Lender (for application against the outstanding Loan Facility Obligations and accrued and unpaid interest thereon) all checks, drafts, cash and other remittances it may receive in payment or on account of the Export-Related Accounts Receivable or (following the occurrence of and during the continuance of an event of default under any of the Loan Documents) any other Collateral, in precisely the form received (except for the endorsement of Borrower where necessary). Pending such deposit, Borrower shall hold such amounts in trust for Lender separate and apart and shall not commingle any such items of payment with any of its other funds or property.
      Cross Default. Borrower shall be deemed in default under the Loan Facility if Borrower fails to pay when due any amount payable to Lender under any loan or other credit accommodations to Borrower whether or not guaranteed by Ex-Im Bank.
      Munitions List. If any of the Items are articles, services, or related technical data that are listed on the United States Munitions List (part 121 of title 22 of the Code of Federal Regulations), Borrower shall send a written notice promptly, but in any event within five (5) Business Days, of Borrower learning thereof to Lender describing the Items(s) and the corresponding invoice amount.
      Suspension and Debarment, etc. On the date of this Agreement neither Borrower nor its Principals are (a) debarred, suspended, proposed for debarment with a final determination still pending, declared ineligible or voluntarily excluded (as such terms are defined under any of the Debarment Regulations referred to below) from participating in procurement or nonprocurement transactions with any United States federal government department or agency pursuant to any of the Debarment Regulations or (b) indicted, convicted or had a civil judgment rendered against Borrower or any of its Principals for any of the offenses listed in any of the Debarment Regulations. Unless authorized by Ex-Im Bank, Borrower will not knowingly enter into any transactions in connection with the Items with any person who is debarred, suspended, declared ineligible or voluntarily excluded from participation in procurement or nonprocurement transactions with any United States federal government department or agency pursuant to any of the Debarment Regulations. Borrower will provide immediate written notice to Lender if at any time it learns that the certification set forth in this Section 2.19 was erroneous when made or has become erroneous by reason of changed circumstances.
    RIGHTS AND REMEDIES.
      Indemnification. Upon Ex-Im Bank's payment of a Claim to Lender in connection with the Loan Facility pursuant to the Master Guarantee Agreement, Ex-Im Bank may assume all rights and remedies of Lender under the Loan Documents and may enforce any such rights or remedies against Borrower, the Collateral and any Guarantors. Borrower shall hold Ex-Im Bank and Lender harmless from and indemnify them against any and all liabilities, damages, claims, costs and losses incurred or suffered by either of them resulting from (a) any materially incorrect certification or statement knowingly made by Borrower or its agent to Ex-Im Bank or Lender in connection with the Loan Facility, this Agreement, the Loan Authorization Agreement or any other Loan Documents or (b) any material breach by Borrower of the terms and conditions of this Agreement, the Loan Authorization Agreement or any of the other Loan Documents except for liabilities, damages, claims, costs and losses caused by Ex-Im Bank's or Lender's gross negligence or willful misconduct. Borrower also acknowledges that any statement, certification or representation made by Borrower in connection with the Loan Facility is subject to the penalties provided in Article 18 U.S.C. Section 1001.
      Liens. Borrower agrees that any and all Liens granted by it to Lender are also hereby granted to Ex-Im Bank to secure Borrower's obligation, however arising, to reimburse Ex-Im Bank for any payments made by Ex-Im Bank pursuant to the Master Guarantee Agreement. Lender is authorized to apply the proceeds of, and recoveries from, any property subject to such Liens to the satisfaction of Loan Facility Obligations in accordance with the terms of any agreement between Lender and Ex-Im Bank.
    MISCELLANEOUS.
      Governing Law. This Agreement and the Loan Authorization Agreement and the obligations arising under this Agreement and the Loan Authorization Agreement shall be governed by, and construed in accordance with, the law of the state governing the Loan Documents.
      Notification. All notices required by this Agreement shall be given in the manner and to the parties provided for in the Export-Import Bank Factoring Agreement.
      Partial Invalidity. If at any time any of the provisions of this Agreement becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, the validity nor the enforceability of the remaining provisions hereof shall in any way be affected or impaired.
      Waiver of Jury Trial. BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT, PROCEEDING OR OTHER LITIGATION BROUGHT TO RESOLVE ANY DISPUTE ARISING UNDER, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, THE LOAN AUTHORIZATION AGREEMENT, ANY LOAN DOCUMENT, OR ANY OTHER AGREEMENT, DOCUMENT OR INSTRUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OR OMISSIONS OF LENDER, EX-IM BANK, OR ANY OTHER PERSON, RELATING TO THIS AGREEMENT, THE LOAN AUTHORIZATION AGREEMENT OR ANY OTHER LOAN DOCUMENT.

IN WITNESS WHEREOF, Borrower has caused this Agreement to be duly executed as of the 16th day of May, 2003.

BORROWER
SOUTHWALL TECHNOLOGIES INC.

By: /s/ Michael E. Seifert
(Signature)

Name: Michael E. Seifert
(Print or Type)

Title: Sr. Vice President & CFO
(Print or Type)

ACKNOWLEDGED:

LENDER
'	PACIFIC BUSINESS FUNDING, a division of Cupertino National Bank

By: /s/ Melvin L. Robbins
(Signature)

Name: Melvin L. Robbins
(Print or Type)

Title: Sr. Vice President
(Print or Type)

/s/ Kevin O'Hare

Kevin O'Hare

EVP

ANNEXES:

Annex A - Loan Authorization Agreement or Loan Authorization Notice

CONSENT OF GUARANTORS

Each of the undersigned as a Guarantor of the obligations of Borrower to the Lender executing the foregoing Agreement hereby agrees that the foregoing Agreement, each of their respective Guaranty Agreements and each other Loan Documents may be assigned to the Export-Import Bank of the United States.

[INDIVIDUAL GUARANTOR]

[CORPORATE GUARANTOR]

By:
Name:
Title: